                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
               for Master Service Report Date of January 31, 1997
                   for Distribution Date of February 20, 1997


                       ORIGINAL          BEGINNING
                      PRINCIPAL        OUTSTANDING                         ACCELERATED
                        BALANCE          PRINCIPAL         PRINCIPAL          PRINCIPAL
   CLASSES                                 BALANCE      DISTRIBUTABLE           PORTION
    A-1           81,500,000.00               0.00               0.00              0.00

    A-2          170,000,000.00     166,057,558.62      45,597,221.52      2,141,903.28

    A-3          155,000,000.00     155,000,000.00               0.00              0.00

    A-4           76,500,000.00      76,500,000.00               0.00              0.00

Certificate       42,000,000.00      42,000,000.00               0.00              0.00





     TOTAL       525,000,000.00     439,557,558.62      45,597,221.52      2,141,903.28



                      PRIOR    CURRENT                          REMAINING               TOTAL
                  PRINCIPAL    PRINCIPAL                      OUTSTANDING           PRINCIPAL
                  CARRYOVER    CARRYOVER      PRINCIPAL         PRINCIPAL        AND INTEREST
   CLASSES        SHORTFALL    SHORTFALL   DISTRIBUTION           BALANCE        DISTRIBUTION
    A-1                0.00      0.00              0.00              0.00                0.00

    A-2                0.00      0.00     47,739,124.80    118,318,433.82       50,313,016.96

    A-3                0.00      0.00              0.00    155,000,000.00        2,576,875.00

    A-4                0.00      0.00              0.00     76,500,000.00        1,329,187.50

Certificate            0.00      0.00              0.00     42,000,000.00          740,250.00





     TOTAL             0.00      0.00     47,739,124.80    391,818,433.82       54,959,329.46


                                                             PRIOR           CURRENT
                                                          INTEREST          INTEREST                    DEFICIENCY          POLICY
      NOTE          INTEREST        CALCULATED           CARRYOVER         CARRYOVER         INTEREST        CLAIM           CLAIM
   CLASSES             RATE           INTEREST           SHORTFALL         SHORTFALL     DISTRIBUTION       AMOUNT          AMOUNT
    A-1                5.52%              0.00               0.00              0.00             0.00          0.00            0.00

    A-2                6.20%      2,573,892.16               0.00              0.00     2,573,892.16          0.00            0.00

    A-3                6.65%      2,576,875.00               0.00              0.00     2,576,875.00          0.00            0.00

    A-4                6.95%      1,329,187.50               0.00              0.00     1,329,187.50          0.00            0.00

Certificate            7.05%        740,250.00               0.00              0.00       740,250.00          0.00            0.00





                                                                                                              0.00            0.00



                                                                                                          Note Percentage   100.00%
                                                                                                      Certificate Percentage  0.00%
   TOTAL                          7,220,204.66               0.00              0.00     7,220,204.66

                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
               for Master Service Report Date of January 31, 1997
                   for Distribution Date of February 20, 1997





  COLLECTIONS
                                                                                                    DOLLARS
  Payments received                                                                               56,810,360.69


     Plus:
         Servicer Advances                                                         2,459,713.77
         Reimbursement of holds                                                      736,453.74
                                                                                  -------------
                                                                                                   3,196,167.51

       Less:
         Reimbursement Advances
         Funds deposited in Holds Account                                          1,882,325.61
                                                                                     758,567.83
                                                                                  -------------
                                                                                                   2,640,893.44
                                                                                                  -------------
  Total Funds Available for Distribution                                                          57,365,634.76
                                                                                                  =============





  DISTRIBUTIONS


     Servicing Fee                                                                 1,085,671.00
     Trustee and Other Fees                                                          175,655.02
     Other Miscellaneous Payments                                                    208,662.56
                                                                                  -------------
                                                                                                   1,469,988.58

     Note Interest Distributable Amount - Class A-1                         0.00
     Note Interest Distributable Amount - Class A-2                 2,573,892.16
     Note Interest Distributable Amount - Class A-3                 2,576,875.00
     Note Interest Distributable Amount - Class A-4                 1,329,187.50
                                                                   -------------
         Total Note Interest Distributable Amount                   6,479,954.66

     Certificate Interest Distributable Amount                        740,250.00
                                                                   -------------
  Total Interest Distribution                                                      7,220,204.66



     Note Principal Distributable Amount - Class A-1 thru A-3      47,739,124.80

     Note Principal Distributable Amount - Class A-4                        0.00

     Certificate Principal Distributable Amount                             0.00
                                                                   -------------
  Total Principal Distribution                                                    47,739,124.80
                                                                                  -------------

  Total Principal and Interest Distribution                                                       54,959,329.46

     Spread Account Deposit                                                                          936,316.72


  Total Distributions                                                                             57,365,634.76
                                                                                                  =============

                        WFS FINANCIAL 1996-B OWNER TRUST

                          Distribution Date Statement
               for Master Service Report Date of January 31, 1997
                   for Distribution Date of February 20, 1997




  PORTFOLIO DATA:
                                                                # of loans
        Beginning Security Balance                                         43,267                    439,557,558.62

         Less Scheduled Principal Balance                                       0   20,180,220.00
           Accelerated Principal Portion                                        0    2,141,903.28
           Full Prepayments                                                 2,788   16,715,756.20
           Partial Prepayments                                                  0            0.00
           Liquidations                                                       889    8,701,245.32
                                                                                  ----------------
                                                                                                      47,739,124.80
                                                                                                  ------------------
        Ending Security Balance                                            39,590                    391,818,433.82

  OTHER RELATED INFORMATION:

  Spread Account:

     Beginning Balance                                                              20,139,847.47
           Deposits                                                                    936,316.72
           Reductions                                                                        0.00
                                                                                  ----------------
     Ending Balance                                                                                   21,076,164.19

     Beginning Initial Deposit Repayment                                            15,750,000.00
           Repayments                                                                        0.00
                                                                                  ----------------
     Ending Initial Deposit Repayment                                                                 15,750,000.00

  Modified Accounts:
     Principal Balance                                                                       0.00%             0.00
     Scheduled Balance                                                                       0.00%             0.00

  Servicer Advances
     Beginning Unreimbursed Advances:                                                2,365,134.65
     New Advances                                                                    2,459,713.77
     Advances Reimbursed                                                            (1,882,325.61)
                                                                                  ----------------
     Ending Unreimbursed Advances:                                                                     2,942,522.81

  Holding Account:
     Beginning Balance                                                                 849,128.67
     Funds Deposited                                                                   758,567.83
     Withdrawal to Collection Account                                                 (736,453.74)
                                                                                  ----------------
     Ending Balance                                                                                      871,242.76

  Net Charge-Off Data:                                          # of loans
     Charge-Offs                                                             1608    9,137,022.07
     Recoveries                                                               771    1,663,379.22
                                                                                  ----------------
     Net Charge-Offs                                                          837                      7,473,642.85

  Delinquencies ( P&I):                                         # of loans
        30-59 Days                                                            500    4,672,880.00
        60-89 Days                                                            223    2,289,253.63
        90-119 Days                                                            98      931,752.89
        120-149 Days                                                            0            0.00
        150 days and over                                                       0            0.00


  Repossessions                                                               210    1,189,923.25

  Contracts Repurchased (pursuant to Sect. 3.02,                                                               0.00
    4.07, or 9.01 of the Sale and Servicing Agreement)                          0

  Charge-Off Percentage                                                                                        4.47%
  Delinquency Percentage                                                                                       0.97%

  WAC                                                                                                       15.4345%
  WAM                                                                                                        49.596

                        WFS FINANCIAL 1996-B OWNER TRUST
                             Officer's Certificate
               for Master Service Report Date of January 31, 1997
                   for Distribution Date of February 20, 1997


Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 1997 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1996.

                                        /s/ Lee A. Whatcott
                                        --------------------------------
                                        Lee A. Whatcott
                                        Sr. Vice President
                                        Chief Financial Officer


                                        /s/ Jim Dowlan
                                        --------------------------------
                                        Jim Dowlan
                                        Senior Executive Vice President